EXHIBIT 99.1

Royal Gold Reports Record Operating Cash Flow in its Third Quarter 2017

DENVER, COLORADO. MAY 10, 2017: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) reports net income attributable to stockholders of $23.7 million, or $0.36 per share, on revenue of $107.0 million in its fiscal third quarter ended March 31, 2017. Earnings increased significantly compared to the prior year quarter net loss attributable to stockholders of $67.7 million, or ($1.04) per share, on revenue of $93.5 million.

Third Quarter Highlights as Compared to the Prior Year Quarter:

•	Record operating cash flow of $76.1 million, an increase of 15%
•	Revenue of $107.0 million, an increase of 14%
•	Volume of 87,700 Gold Equivalent Ounces (“GEOs”1), an increase of 11%
•	Dividends paid of $15.7 million, an increase of 4%
•	Average gold price of $1,219, an increase of 3%

“We generated our second straight quarter of record operating cash flow, and paid down $45 million of debt,” commented Tony Jensen, President and CEO. “With no additional funding requirements, cash flow from our diverse stream and royalty portfolio on 38 operating properties will continue to strengthen our balance sheet. At the same time, we look forward to three new or expanding sources of revenue currently in development, including New Gold’s Rainy River mine, Barrick’s Cortez Crossroads mine, and Goldcorp’s Pyrite Leach Project at the Peñasquito mine. We expect these new projects to be commissioned in calendar 2017, 2018 and 2019, respectively, providing further growth and revenue diversification.”

Third Quarter Ended March 31, 2017 Overview

Third quarter revenue of $107.0 million included stream revenue of $76.6 million and royalty revenue of $30.4 million. Stream segment gold purchases were approximately 50,000 ounces, while sales totaled approximately 58,000 ounces. Stream segment silver purchases were approximately 374,000 ounces and silver sales were approximately 322,000 ounces. The Company had approximately 15,000 gold ounces and 375,000 silver ounces in inventory at March 31, 2017, as previously announced, compared to approximately 24,000 gold ounces and 323,000 silver ounces in inventory at December 31, 2016.

1 GEOs are calculated as revenue divided by the average gold price for the same period. GEOs net of stream payments were 69,400 in the third quarter, compared to 63,900 a year ago.

1

Total revenue increased 14% from the prior year quarter. Higher sales from our Mount Milligan and Pueblo Viejo streams relative to the prior year quarter more than offset lower sales from our Andacollo stream, which was due to timing of concentrate shipments.

Third quarter cost of sales was $22.4 million, compared to $17.9 million in the prior year quarter. The increase was primarily due to higher gold sales from Mount Milligan and increased gold and silver sales from Pueblo Viejo. Cost of sales is specific to our stream agreements that call for Royal Gold’s purchase of gold and silver for a cash payment per ounce.

General and administrative expenses decreased to $5.4 million in the third quarter, compared to $7.7 million in the prior year quarter. The decrease was primarily related to lower non-cash stock-based compensation charges.

Exploration costs, which are related to our Peak Gold joint venture (“Peak Gold”) in Alaska, totaled $2.6 million in the third quarter, compared to $1.9 million in the prior year quarter. As of March 31, 2017, Royal Gold had earned a 24.9% interest in the joint venture. Peak Gold is currently preparing a resource estimate which is expected to be complete by the end of the June 2017 quarter.

Interest and other income decreased during the third quarter to $1.3 million from $3.1 million in the prior year quarter. The decrease was primarily due to a realized gain on the sale of marketable securities during the prior year quarter and a decrease in the fair value of certain warrants we own.

We recognized a third quarter income tax expense of $6.5 million, compared with an income tax benefit of $8.3 million during the prior year quarter.  This resulted in an effective tax rate of 23.2% in the current period. The prior year effective tax rate of 10.6% reflected impairment charges recorded a year ago.

At March 31, 2017, we had current assets of $134.2 million compared to current liabilities of $24.8 million, resulting in working capital of $109.4 million. This compares to current assets of $164.8 million and current liabilities of $22.7 million at June 30, 2016, resulting in working capital of $142.1 million. As of March 31, 2017, the Company had $350 million available and $300 million outstanding under its revolving credit facility. In the third quarter, the Company repaid $45.0 million of the outstanding borrowings under the revolving credit facility. Working capital, combined with the Company’s undrawn revolving credit facility, resulted in approximately $459.4 million of total available liquidity at March 31, 2017.

2

Recent Developments

Mount Milligan Stream Amendment

We began receiving gold and copper deliveries reflecting the amended Mount Milligan stream agreement in April 2017. Under the terms of the amendment, our 52.25% gold stream has been amended to a 35.0% gold stream and an 18.75% copper stream. We will continue to pay $435 per ounce of gold delivered and will pay 15.0% of the spot price per metric tonne of copper delivered. Under the terms of both the original and amended agreements, there is a maximum of five months between concentrate shipment and final settlement.

Royal Gold expects that, on the basis of its current stream and royalty portfolio, approximately 85% of the next several fiscal years’ revenue will come from precious metals.

Wassa and Prestea Gold Stream Acquisition

On January 3, 2017, the Company made the final scheduled payment of $10.0 million under the Wassa and Prestea streaming agreement. The Company has no further upfront payment obligations associated with the Wassa and Prestea gold stream. Commercial production was achieved at Wassa Underground on January 1, 2017. Commercial production at Prestea Underground is currently expected to be achieved in the third calendar quarter of 2017. Upon the earlier of either commercial production from Prestea Underground or January 1, 2018, our streaming interest associated with Golden Star’s Ghanaian assets will increase from 9.25% to 10.5%.

Attributable Reserves

Royal Gold also announces updated estimates of ore reserves and mineralized material2 attributable to the Company’s stream, royalty and similar interests as of December 31, 2016. These figures are provided by the operators of properties on which the Company holds these interests, or are obtained by Royal Gold through publicly available information.

On a gold equivalent basis3, using a silver to gold ratio of approximately 70:1 and a copper to gold ratio of 450:1, metals reserves attributable to Royal Gold were 6.7 million ounces, on a net reserve basis, compared with 6.8 million ounces for the same period ended 2015. The complete Royalty/Metal Stream Portfolio, which includes the ore reserves and mineralized material2 subject to the Company's interests on producing and development properties, can be found on our website.

PROPERTY HIGHLIGHTS

A summary of third quarter and historical production can be found on Tables 1 and 2. Calendar year 2017 production estimates of the operators of certain properties in which we have interests versus actual production at those properties can be found on Table 3. Results of our streaming business for the third quarter, compared to the prior year quarter, can be found on Table 4. Highlights at certain of the Company’s principal producing and development properties during the third quarter, compared to the prior year quarter, are detailed in our Form 10-Q.

CORPORATE PROFILE

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production based interests. The Company owns interests on 193 properties on six continents, including interests on 38 producing mines and 22 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

[2]	The U.S. Securities and Exchange Commission does not recognize this term. Mineralized material is that part of a mineral system that has potential economic significance but cannot be included in the proven and probable ore reserve estimates until further drilling and metallurgical work is completed, and until other economic and technical feasibility factors based upon such work have been resolved. Investors are cautioned not to assume that any part or all of the mineral deposits in this category will ever be converted into reserves.
3	Gold equivalent basis is calculated as total attributable gold ounces to our account from the operators’ reserve information, plus silver ounces calculated as 70 silver ounces equivalent to one gold ounce, plus copper calculated as 450 pounds of copper equivalent to one gold ounce.

3

Note: Management’s conference call reviewing the third quarter results will be held on Thursday, May 11, 2017, at noon Eastern Time (10:00 a.m. Mountain Time).  The call will be webcast and archived on the Company’s website for a limited time.

Third Quarter Earnings Call Information:

Dial-In Numbers:	855-209-8260 (U.S.); toll free
855-669-9657 (Canada); toll free
412-542-4106 (International)
Conference Title:	Royal Gold
Webcast URL:	www.royalgold.com under Investors, Events & Presentations

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about cash flow from operating properties strengthening our balance sheet; Rainy River, Cortez Crossroads and the Peñasquito Pyrite Leach Project as new or expanding sources of revenue providing further growth and revenue diversification, and the expected timing of commissioning of these projects; operators’ expectations regarding future production and returns from our stream and royalty properties; timing for receipt of gold and copper deliveries from Mount Milligan under the amended Mount Milligan stream agreement; estimated percentages of future net revenue from precious metals expected from the Company’s stream and royalty portfolio in the aggregate; operators’ production estimates for calendar year 2017; reserves and additional mineralization estimates provided by the operators or obtained by Royal Gold through publicly available information; the sliding-scale features of our royalty structure at certain of our properties; and estimates of commencement of production at projects in development. Net gold and metal reserves attributable to Royal Gold’s stream, royalty and other interests are subject to certain assumptions and, like reserves, do not reflect actual ounces that will be produced. Like any stream, royalty or similar interest on a non-producing or not-yet-in-development project, our interests on development projects are subject to certain risks, such as the ability of the operators to bring the projects into production and operate in accordance with their feasibility studies, and the ability of Royal Gold to make accurate assumptions regarding valuation and timing and amount of payments. In addition, many of our interests are subject to risks associated with conducting business in a foreign country, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's stream and royalty properties, including gold and copper production at Mount Milligan and gold and silver production at Pueblo Viejo; the ability of operators of development properties to finance project construction to completion and bring projects into production as expected; operators’ delays in securing or inability to secure necessary governmental permits; decisions and activities of the operators of the Company's stream and royalty properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the mining properties may encounter; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s stream and royalty properties; contests to the Company’s stream and royalty interests and title and other defects to the Company’s stream and royalty properties; errors or disputes in calculating stream deliveries and royalty payments, or deliveries or payments not made in accordance with stream and royalty agreements; economic and market conditions; risks associated with conducting business in foreign countries; changes in laws governing the Company and its stream and royalty properties or the operators of such properties, and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

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Statement Regarding Third Party Information:  Certain information provided in this press release, including production estimates for calendar 2017 and reserve and mineralization estimates as of December 31, 2016, have been provided to us by the operators of the relevant properties or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for, the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.

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TABLE 1

Third Quarter Fiscal 2017

Revenue and Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

Stream/Royalty	Metal(s)	Three Months Ended			Three Months Ended
		March 31, 2017			March 31, 2016
		Revenue	Reported			Reported
			Production[1]		Revenue	Production[1]
Stream:
Mount Milligan	Gold	$35,112	28,900	oz.	$29,806	25,400	oz.
Pueblo Viejo[2]		$24,524			$13,608
	Gold		15,600	oz.		11,800	oz.
	Silver		322,000	oz.		N/A
Andacollo	Gold	$10,398	8,500	oz.	$15,730	13,500	oz.
Wassa and Prestea	Gold	$6,563	5,400	oz.	$4,155	3,500	oz.
Other[3]	Gold	$-	N/A		$140	100	oz.
Total stream revenue		$76,597			$63,439

Royalty:
Peñasquito		$6,981			$5,210
	Gold		137,500	oz.		120,300	oz.
	Silver		4.8	Moz.		4.8	Moz.
	Lead		31.3	Mlbs.		30.2	Mlbs.
	Zinc		88.5	Mlbs.		73.1	Mlbs.
Cortez	Gold	$1,068	11,300	oz.	$1,853	18,400	oz.
Other[3]	Various	$22,326	N/A		$22,985	N/A
Total royalty revenue		$30,375			$30,048
Total revenue		$106,972			$93,487

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TABLE 1

Third Quarter Fiscal 2017

Revenue and Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

Stream/Royalty	Metal(s)	Nine Months Ended				Nine Months Ended
		March 31, 2017				March 31, 2016
		Revenue		Reported			Reported
				Production[1]		Revenue	Production[1]
Stream:
Mount Milligan	Gold		$105,161	83,500	oz.	$95,564	85,100	oz.
Pueblo Viejo[4]			$71,911			$23,008
	Gold			40,200	oz.		20,600	oz.
	Silver			1.2	Moz.		N/A
Andacollo	Gold		$41,552	32,900	oz.	$32,163	28,200	oz.
Wassa and Prestea	Gold		$17,484	14,000	oz.	$17,555	15,500	oz.
Other	Gold	$		N/A		$317	200	oz.
Total stream revenue			$236,108			$168,607

Royalty:
Peñasquito			$19,935			$20,208
	Gold			423,000	oz.		542,100	oz.
	Silver			15.1	Moz.		18.8	Moz.
	Lead			97.8	Mlbs.		120.9	Mlbs.
	Zinc			232.1	Mlbs.		289.8	Mlbs.
Cortez	Gold		$4,942	47,600	oz.	$4,840	58,000	oz.
Other[3]	Various		$70,895	N/A		$72,005	N/A
Total royalty revenue			$95,772			$97,053
Total revenue			$331,880			$265,660

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TABLE 2

Historical Production

Property	Stream/Royalty	Operator		Reported Production For The Quarter Ended[1]
			Metal(s)	Mar. 31, 2017		Dec. 31, 2016		Sep. 30, 2016		Jun. 30, 2016		Mar. 31, 2016
Stream:
Mount Milligan[5]	35.00% of payable gold; 18.75% of payable copper	Centerra	Gold	28,900	oz.	25,700	oz.	28,900	oz.	23,800	oz.	25,400	oz.
Pueblo Viejo	7.5% of gold produced up to 990,000 ounces; 3.75% therafter	Barrick (60%)	Gold	15,600	oz.	13,700	oz.	11,000	oz.	10,600	oz.	11,800	oz.
	75% of payable silver up to 50 million ounces; 37.5% therafter		Silver	322,000	oz.	543,300	oz.	323,300	oz.	208,900	oz.	N/A
Andacollo	100% of gold produced	Teck	Gold	8,500	oz.	9,200	oz.	15,200	oz.	13,500	oz.	13,500	oz.
Wassa and Prestea	9.25% of gold produced up to 240,000 ounces; 5.5% therafter	Golden Star	Gold	5,400	oz.	4,000	oz.	4,500	oz.	4,600	oz.	3,500	oz.
Royalty:
Peñasquito	2.0% NSR	Goldcorp
			Gold	137,500	oz.	185,400	oz.	100,100	oz.	41,900	oz.	120,300	oz.
			Silver	4.8	Moz.	5.0	Moz.	5.2	Moz.	2.6	Moz.	4.8	Moz.
			Lead	31.3	Mlbs.	33.6	Mlbs.	33.0	Mlbs.	13.3	Mlbs.	30.2	Mlbs.
			Zinc	88.5	Mlbs.	70.5	Mlbs.	73.0	Mlbs.	43.2	Mlbs.	73.1	Mlbs.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	11,300	oz.	14,500	oz.	21,800	oz.	16,100	oz.	18,400	oz.

FOOTNOTES

Tables 1 and 2

[1]	Reported production relates to the amount of metal sales that are subject to our stream and royalty interests for the stated period, as reported to us by operators of the mines.

[2]	The first silver stream deliveries were in March 2016, with the first silver sales made during the June 2016 quarter.

[3]	Individually, no stream or royalty included within the “Other” category contributed greater than 5% of our total revenue for the entire period.

[4]	The gold and silver streams at Pueblo Viejo were acquired during the three months ended September 30, 2015. The first gold and silver stream deliveries were in December 2015 and March 2016, respectively.

[5]	Reflects the October 20, 2016 amendment to our Mount Milligan streaming agreement. Prior to the amendment, Royal Gold held a 52.25% gold stream. Gold concentrate that was in transit at October 20, 2016 was delivered to us under the 52.25% gold stream. Royal Gold began receiving gold and copper deliveries reflecting the amended stream agreement in April 2017.
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TABLE 3

Calendar 2017 Operator’s Production Estimate vs Actual Production

	Calendar 2017 Operator's Production			Calendar 2017 Operator's Production
	Estimate[1]			Actual[2,3]
	Gold	Silver	Base Metals	Gold	Silver	Base Metals
Stream/Royalty	(oz.)	(oz.)	(lbs.)	(oz.)	(oz.)	(lbs.)
Stream:
Andacollo[4]	61,600	-	-	14,600	-	-
Mount Milligan[5]	260,000-290,000	-	-	45,200	-	-
Copper			55 - 65 million			12.6 million
Pueblo Viejo[6]	625,000-650,000	Not provided		143,000	Not provided	-
Wassa and Prestea[7]	255,000-280,000			57,800
Royalty:
Cortez GSR1	102,200	-	-	11,200	-	-
Cortez GSR2	1,600	-	-	100	-	-
Cortez GSR3	103,800	-	-	11,300	-	-
Cortez NVR1	63,900	-	-	4,700	-	-
Peñasquito[8]	410,000	Not provided	-	137,000	4.8 million	-
Lead			Not provided			32.4 million
Zinc			Not provided			80.7 million

[1]	Production estimates received from our operators are for calendar 2017. There can be no assurance that production estimates received from our operators will be achieved. Please refer to our cautionary language regarding forward-looking statements and the statement regarding third party information contained in this press release, as well as the Risk Factors identified in Part I, Item 1A, of our Fiscal 2016 Form 10-K for information regarding factors that could affect actual results.

[2]	Actual production figures shown are from our operators and cover the period January 1, 2017 through March 31, 2017.

[3]	Actual production figures for Cortez are based on information provided to us by Barrick Gold Corporation, and actual production figures for Andacollo, Mount Milligan, Pueblo Viejo, Peñasquito (gold) and Wassa and Prestea are the publicly reported figures of the operators of those properties.

[4]	The estimated and actual production figures shown for Andacollo are contained gold in concentrate.

[5]	The estimated and actual production figures shown for Mount Milligan are payable gold and copper in concentrate.

[6]	The estimated and actual production figures shown for Pueblo Viejo are payable gold in doré and represent Barrick’s 60% interest in Pueblo Viejo.

[7]	The estimated gold production figures shown for Wassa and Prestea are payable gold in concentrate and doré.

[8]	The estimated and actual gold production figures shown for Peñasquito are payable gold in concentrate. The operator did not provide estimated silver, lead and zinc production.

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TABLE 4

Stream Summary

	Three Months Ended		Three Months Ended		As of	As of
	March 31, 2017		March 31, 2016		March 31, 2017	June 30, 2016
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Mount Milligan	22,700	28,900	17,400	25,400	-	7,500
Andacollo	10,900	8,500	8,300	13,500	2,500	-
Pueblo Viejo	10,400	15,600	10,600	11,800	10,500	11,000
Wassa and Prestea	5,700	5,400	4,400	3,500	1,900	1,300
Phoenix Gold	-	-	100	100	-	-
Total	49,700	58,400	40,800	54,300	14,900	19,800

	Three Months Ended		Three Months Ended		As of	As of
	March 31, 2017		March 31, 2016		March 31, 2017	June 30, 2016
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Pueblo Viejo	373,600	322,000	209,800	-	375,000	323,700

	Nine Months Ended		Nine Months Ended		As of	As of
	March 31, 2017		March 31, 2016		March 31, 2017	June 30, 2016
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Mount Milligan	76,100	83,500	79,800	85,100	-	7,500
Pueblo Viejo	39,700	40,200	31,200	20,600	10,500	11,000
Andacollo	35,400	32,900	28,200	28,200	2,500	-
Wassa and Prestea	14,500	14,000	17,100	15,500	1,900	1,300
Phoenix Gold	-	-	300	200	-	-
Total	165,700	170,600	156,600	149,600	14,900	19,800

	Nine Months Ended		Nine Months Ended		As of	As of
	March 31, 2017		March 31, 2016		March 31, 2017	June 30, 2016
Silver Stream	Purchases (Moz.)	Sales (Moz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Pueblo Viejo	1.2	1.2	209,800	-	375,000	323,700

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ROYAL GOLD, INC.

Consolidated Balance Sheets

As of March 31,

(Unaudited, in thousands except share data)

	March 31, 2017	June 30, 2016
ASSETS
Cash and equivalents	$88,090	$116,633
Royalty receivables	22,791	17,990
Income tax receivable	16,006	20,043
Stream inventory	6,624	9,489
Prepaid expenses and other	663	614
Total current assets	134,174	164,769
Stream and royalty interests, net	2,932,087	2,848,087
Other assets	62,521	53,696
Total assets	$3,128,782	$3,066,552
LIABILITIES
Accounts payable	$2,474	$4,114
Dividends payable	15,681	15,012
Other current liabilities	6,622	3,554
Total current liabilities	24,777	22,680
Debt	635,881	600,685
Deferred tax liabilities	120,895	133,867
Uncertain tax positions	24,337	16,996
Other long-term liabilities	6,391	6,439
Total liabilities	812,281	780,667
Commitments and contingencies
EQUITY
Preferred stock, $.01 par value, authorized 10,000,000 shares authorized; and 0 shares issued	-	-
Common stock, $.01 par value, 200,000,000 shares authorized; and 65,173,796 and 65,093,950 shares outstanding, respectively	652	651
Additional paid-in capital	2,182,496	2,179,781
Accumulated other comprehensive income	1,183	-
Accumulated earnings	83,710	48,584
Total Royal Gold stockholders’ equity	2,268,041	2,229,016
Non-controlling interests	48,460	56,869
Total equity	2,316,501	2,285,885
Total liabilities and equity	$3,128,782	$3,066,552

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ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited, in thousands except for per share data)

	For The Three Months Ended		For The Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2017	2016	2017	2016
Revenue	$106,972	$93,487	$331,880	$265,660

Costs and expenses
Cost of sales	22,419	17,921	67,582	51,960
General and administrative	5,402	7,679	23,447	23,416
Production taxes	389	958	1,331	3,546
Exploration costs	2,647	1,851	8,411	6,135
Depreciation, depletion and amortization	40,164	38,163	119,785	105,717
Impairments of stream and royalty interests and royalty receivables	-	98,973	-	98,588
Total costs and expenses	71,021	165,545	220,556	289,362

Operating income (loss)	35,951	(72,058)	111,324	(23,702)

Interest and other income	1,326	3,060	10,056	2,804
Interest and other expense	(9,254)	(8,762)	(27,068)	(23,968)
Income (loss) before income taxes	28,023	(77,760)	94,312	(44,866)

Income tax (expense) benefit	(6,492)	8,262	(18,724)	(55,655)
Net income (loss)	21,531	(69,498)	75,588	(100,521)
Net loss attributable to non-controlling interests	2,130	1,842	5,921	2,932
Net income (loss) attributable to Royal Gold common stockholders	$23,661	$(67,656)	$81,509	$(97,589)

Net income (loss)	$21,531	$(69,498)	$75,588	$(100,521)
Adjustments to comprehensive income (loss), net of tax
Unrealized change in market value of available-for-sale securities	360	2,383	1,182	4,521
Reclassification adjustment for gains included in net income	-	(675)	-	(675)
Comprehensive income (loss)	21,891	(67,790)	76,770	(96,675)
Comprehensive loss attributable to non-controlling interests	2,130	1,842	5,921	2,932
Comprehensive income (loss) attributable to Royal Gold stockholders	$24,021	$(65,948)	$82,691	$(93,743)

Net income (loss) per share available to Royal Gold common stockholders:
Basic earnings (loss) per share	$0.36	$(1.04)	$1.25	$(1.50)
Basic weighted average shares outstanding	65,169,883	65,085,225	65,145,183	65,069,056
Diluted earnings (loss) per share	$0.36	$(1.04)	$1.25	$(1.50)
Diluted weighted average shares outstanding	65,274,926	65,085,225	65,267,201	65,069,056
Cash dividends declared per common share	$0.24	$0.23	$0.71	$0.68

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ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For The Three Months Ended		For The Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$ 21,531	$ (69,498)	$ 75,588	$ (100,521)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	40,164	38,163	119,785	105,717
Amortization of debt discount and issuance costs	3,451	3,247	10,202	9,687
Non-cash employee stock compensation expense	314	2,340	6,758	7,789
Impairments of stream and royalty interests and royalty receivables	-	98,973	-	98,588
Tax expense (benefit) of stock-based compensation exercises	39	-	(38)	247
Deferred tax (benefit) expense	(3,055)	(5,479)	(6,266)	(17,246)
Other	-	(675)	(4,638)	(1,065)
Changes in assets and liabilities:
Royalty receivables	698	(176)	(4,801)	14,976
Stream inventory	3,554	2,887	2,865	(3,115)
Income taxes receivable	5,633	(6,526)	(6,539)	(2,996)
Prepaid expenses and other assets	92	(1,958)	(743)	85
Accounts payable	191	559	(1,641)	(1,533)
Uncertain tax positions	1,289	1,144	7,341	1,950
Other liabilities	2,198	3,050	3,021	8,084
Net cash provided by operating activities	$ 76,099	$ 66,051	$ 200,894	$ 120,647

Cash flows from investing activities:
Acquisition of stream and royalty interests	(10,903)	(1,272)	(203,721)	(1,326,256)
Andacollo royalty termination	-	-	-	345,000
Golden Star term loan	-	-	-	(20,000)
Proceeds from sale of available-for-sale securities	-	6,933	-	6,933
Other	(271)	(31)	1,503	(302)
Net cash (used in) provided by investing activities	$ (11,174)	$ 5,630	$ (202,218)	$ (994,625)

Cash flows from financing activities:
Borrowings from revolving credit facility	-	-	70,000	350,000
Repayment of revolving credit facility	(45,000)	(50,000)	(45,000)	(50,000)
Net payments from issuance of common stock	(298)	(174)	(2,618)	(174)
Common stock dividends	(15,680)	(15,010)	(45,715)	(43,709)
Purchase of additional royalty interest from non-controlling interest	(24)	-	(1,462)	-
Tax (benefit) expense of stock-based compensation exercises	(39)	-	38	(247)
Other	218	(1,234)	(2,462)	(1,878)
Net cash (used in) provided by financing activities	$ (60,823)	$ (66,418)	$ (27,219)	$ 253,992
Net increase (decrease) in cash and equivalents	4,102	5,263	(28,543)	(619,986)
Cash and equivalents at beginning of period	83,988	117,600	116,633	742,849
Cash and equivalents at end of period	$ 88,090	$ 122,863	$ 88,090	$ 122,863

13

SCHEDULE A

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Our management uses Adjusted EBITDA and Adjusted Net Income as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that these measures are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is defined by the Company as net income (loss) plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating loss (income) of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. See the table below for a reconciliation of net income to Adjusted EBITDA.

	For The Three Months Ended		For The Nine Months Ended
	March 31,		March 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2017	2016	2017	2016

Net income (loss)	$ 21,531	$ (69,498)	$ 75,588	$ (100,521)
Depreciation, depletion and amortization	40,164	38,163	119,785	105,717
Non-cash employee stock compensation	314	2,340	6,758	7,789
Impairment of stream and royalty interests and royalty receivables	-	98,973	-	98,588
Interest and other, net	7,928	5,702	17,012	21,164
Income tax expense (benefit)	6,492	(8,262)	18,724	55,655
Non-controlling interests in operating loss of consolidated subsidiaries	2,130	1,842	7,205	2,932

Adjusted EBITDA	$ 78,559	$ 69,260	$ 245,072	$ 191,324

14

SCHEDULE A

Adjusted Net Income (Loss) Reconciliation

Management of the Company uses adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of adjusted net income (loss) allows investors and analysts to understand the results relating to receipt of revenue from its royalty interests and purchase and sale of gold from its streaming interests by excluding certain items that have a disproportionate impact on our results for a particular period. The net income (loss) adjustments are presented net of tax generally at the Company’s statutory effective tax rate. Management’s determination of the components of adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Royal Gold stockholders is reconciled to adjusted net income (loss) as follows:

	For The Three Months Ended		For The Nine Months Ended
	March 31,		March 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2017	2016	2017	2016

Net income (loss) attributable to Royal Gold common stockholders	$ 23,661	$ (67,656)	$ 81,509	$ (97,589)

Impairments of stream and royalty interests and royalty receivables, net of tax	-	86,514	-	86,130
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	-	56,000

Adjusted net income attributable to Royal Gold common stockholders	$ 23,661	$ 18,858	$ 81,509	$ 44,541

Net income (loss) attributable to Royal Gold common stockholders per basic share	$ 0.36	$ (1.04)	$ 1.25	$ (1.50)

Impairment of stream and royalty interests and royalty receivables, net of tax	-	1.33	-	1.32
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	-	0.86

Adjusted net income attributable to Royal Gold common stockholders per basic share	$ 0.36	$ 0.29	$ 1.25	$ 0.68

Net income (loss) attributable to Royal Gold common stockholders per diluted share	$ 0.36	$ (1.04)	$ 1.25	$ (1.50)

Impairment of stream and royalty interests and royalty receivables, net of tax	-	1.33	-	1.32
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	-	0.86

Adjusted net income attributable to Royal Gold common stockholders per diluted share	$ 0.36	$ 0.29	$ 1.25	$ 0.68

15